UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2008

StockerYale, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 27, 2008, StockerYale Waterloo Acquisition Inc. (the “Bidder”), a wholly-owned subsidiary of StockerYale, Inc., a Massachusetts corporation (“StockerYale”), filed an Offer to Purchase and Circular (the “Offer and Circular”) dated June 27, 2008 with Canadian securities regulatory authorities, relating to the offer by the Bidder (the “Offer”) to purchase all of the outstanding Common Shares of Virtek Vision International Inc. (“Virtek”) upon the terms and subject to the conditions set forth in the Offer and Circular. The Offer and Circular, along with a Letter of Acceptance and Transmittal, a Notice of Guaranteed Delivery and a letter to Virtek shareholders from StockerYale will be mailed to shareholders of Virtek. On June 27, 2008, the Bidder also published a newspaper advertisement in National Post and an advertisement setting forth the same information in French in La Presse.

This Current Report on Form 8-K, including the exhibits hereto, is being furnished in lieu of a tender offer filing because Virtek does not have a class of equity security registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

The information included in this Current Report on Form 8-K and the exhibits filed herewith is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the Exhibit Index immediately preceding such exhibits are furnished with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: June 27, 2008	By:	/s/ Mark W. Blodgett
Mark W. Blodgett
President, Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Registrant dated June 27, 2008.

99.2	Offer to Purchase and Circular dated June 27, 2008.

99.3	Letter of Acceptance and Transmittal.

99.4	Notice of Guaranteed Delivery.

99.5	Letter to Virtek Vision International Inc. shareholders from StockerYale, Inc.

99.6	Newspaper advertisement published in National Post on June 27, 2008.